UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2014

   CAROLINA FINANCIAL CORPORATION

(Exact Name of Registrant As Specified in Its Charter)

   Delaware

(State or Other Jurisdiction of Incorporation)

000-19029	57-1039637
(Commission File Number)	(I.R.S. Employer Identification No.)

288 Meeting Street, Charleston, South Carolina	29401
(Address of Principal Executive Offices)	(Zip Code)

   (843) 723-7700

(Registrant’s Telephone Number, Including Area Code)

   Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02. Results of Operations and Financial Condition

On October 17, 2014, Carolina Financial Corporation (the “Company”) issued a news release announcing its results of operations for the period ended September 30, 2014 and certain other information.

The news release also announced that the Company’s Board of Directors had declared a two-for-one stock split to stockholders of record as of October 31, 2014, payable on November 14, 2014, and declared a quarterly cash dividend of $0.03 per share payable on its common stock. The cash dividend will be payable on January 8, 2015 to shareholders of record as of December 18, 2014.

All share, earnings per share, and per share data have been retroactively adjusted in the financial highlights that accompany the news release to reflect the stock split for all periods presented in accordance with generally accepted accounting principles.

A copy of the news release is attached hereto as Exhibit 99.1.

Item 8.01. Other Events.

The information set forth in Item 2.02 of the Current Report on Form 8-K is incorporated by reference in this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Item	Exhibit

99.1	News Release dated October 17, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAROLINA FINANCIAL CORPORATION
Registrant

By:	/s/ William A. Gehman, III
Name:	William A. Gehman, III
Title:	Chief Financial Officer

Dated: October 17, 2014

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Exhibit List

99.1	News Release dated October 17, 2014

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